Exhibit 5.1

Mitchell Silberberg & Knupp llp

A Law Partnership Including Professional Corporations

May 14, 2026

Peraso Inc.
2033 Gateway Place, Suite 500

San Jose, California 95110

Re: Peraso Inc. – Registration Statement on Form S-3 (File No. 333-280798)

Ladies and Gentlemen:

We have acted as counsel to Peraso Inc., a Delaware corporation (the “Company”), in connection with its filing of (i) a Registration Statement on Form S-3 (File No. 333-280798) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), (ii) the base prospectus, dated as of July 22, 2024 (the “Base Prospectus”), included in the Registration Statement and (iii) the prospectus supplements to the Base Prospectus, dated as of August 30, 2024, December 10, 2024, October 10, 2025, November 21, 2025, April 10, 2026 and May 14, 2026 (together with the Base Prospectus, as supplemented from time to time by one or more prospectus supplements, the “Prospectus”), each filed with the Commission pursuant to Rule 424 promulgated under the Act.

The Prospectus relates to the public offering of an aggregate of $670,000 of shares of common stock, par value $0.001 per share (the “Shares”). The Shares are being sold pursuant to that certain At The Market Offering Agreement, dated as of August 30, 2024, by and between Ladenburg Thalmann & Co. Inc., as the sales agent, and the Company (the “Sales Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We express no opinion herein concerning any state securities or blue sky laws.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

437 Madison Ave., 25th Floor, New York, New York 10022-7001Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

May 14, 2026

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued against payment therefor pursuant to the terms of the Sales Agreement, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the offering described above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,